Calculation of Filing Fee Tables
S-3
STARWOOD PROPERTY TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants to purchase Common Stock	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	5	Equity	Common Stock, par value $0.01	415(a)(6)			$ 450,737,060.00			S-3	333-264946	05/13/2022	$ 56,750.08
Carry Forward Securities	6	Equity	Common Stock, par value $0.01	415(a)(6)	11,863,701		$ 264,975,762.00			S-3	333-264946	05/13/2022	$ 32,517.00
Carry Forward Securities	7	Equity	Common Stock, par value $0.01	415(a)(6)	10,554,859		$ 208,775,111.02			S-3	333-264946	05/13/2022	$ 30,815.21
			Total Offering Amounts:				$ 924,487,933.02		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	The $450,737,060 of unsold securities were carried forward from the registration statement on Form S-3 (No. 333-264946) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") on May 13, 2022, and the related prospectus supplement filed with the SEC on May 13, 2022, pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $56,750.08 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[6]	The $264,975,762 of unsold securities were carried forward from the Prior Registration Statement and the related prospectus supplement filed with the SEC on May 13, 2022, pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $32,517 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[7]	The $208,775,111.02 of unsold securities were carried forward from the Prior Registration Statement and the related prospectus supplement filed with the SEC on August 22, 2024, pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $30,815.21 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.